UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2026

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	New York Stock Exchange and NYSE Texas
Depositary Shares, each representing a 1/20 interest in a share of 8.50% Series A Mandatory Convertible Preferred Stock	WHR-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Contract

Issuance of Senior Secured Second Lien Notes due 2031 and 2034

On June 16, 2026, Whirlpool Corporation (the “Company”) issued $1.0 billion in aggregate principal amount of its 7.500% Senior Secured Second Lien Notes due 2031 (the “2031 Notes”) and $1.0 billion in aggregate principal amount of 7.875% Senior Secured Second Lien Notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “Notes”). The Notes were issued pursuant to an indenture, dated as of June 16, 2026 (the “Indenture”), by and among the Company, the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent. The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Company intends to use the net proceeds from the issuance of the Notes, together with borrowings under its new asset-based revolving credit facility (the “ABL Credit Facility”), to (i) pay the consideration for all 1.250% Senior Notes due 2026 (the “2026 Existing Notes”) and 1.100% Senior Notes due 2027 (the “2027 Existing Notes” and, together with the 2026 Existing Notes, the “Existing Notes”), in each case issued by Whirlpool Finance Luxembourg S.à r.l., a wholly owned subsidiary of Whirlpool, that were validly tendered to the Company in a tender offer and consent solicitation (the “Concurrent Tender Offer and Consent Solicitation”), (ii) satisfy and discharge, in accordance with the indenture governing the Existing Notes, as amended pursuant to the Concurrent Tender Offer and Consent Solicitation (the “Existing Notes Indenture”), any such Existing Notes that remain outstanding following the completion of the Concurrent Tender Offer and Consent Solicitation, by irrevocably depositing with the trustee under the Existing Notes Indenture funds sufficient to pay the principal of and interest on such Existing Notes as and when due, (iii) repay the amount outstanding under the Company’s existing unsecured revolving credit facility, and (iv) pay fees and expenses in connection with the foregoing.

The 2031 Notes will mature on July 1, 2031 and bear interest at a rate of 7.500% per annum. The 2034 Notes will mature on July 1, 2034 and bear interest at a rate of 7.875% per annum. Interest on the Notes is payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027, and accrues from June 16, 2026.

The Notes are guaranteed by each domestic and Canadian subsidiary of the Company that is a borrower under, or a guarantor of, the Company’s obligations under the ABL Credit Facility (the “Guarantors”). The Notes and related guarantees are secured, on a second-priority basis, subject to Permitted Liens and Excluded Assets (each as defined in the Indenture), by substantially all the assets of the Company and the Guarantors that secure the obligations under the ABL Credit Facility on a first-priority basis. Some of the Company’s assets are excluded from the collateral, such as its domestic manufacturing facilities and other real estate, shares of capital stock of its subsidiaries or debts owing from its subsidiaries to the Company.

The Company may redeem all or part of the Notes of a series at any time prior to July 1, 2028, in the case of the 2031 Notes (the “2031 Notes First Call Date”), or July 1, 2029, in the case of the 2034 Notes (the “2034 Notes First Call Date” and, together with the 2031 Notes First Call Date, a “First Call Date”), at a redemption price equal to 100% of the aggregate principal amount thereof, plus a make-whole premium, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may also redeem all or part of the Notes of a series at any time on or after the applicable First Call Date at the redemption prices set forth in the Indenture. In addition, at any time prior to the applicable First Call Date, the Company may redeem up to 40% of the aggregate principal amount of the Notes of a series using proceeds of certain equity offerings, at the redemption prices specified in the Indenture. Further, if the Company or certain of its subsidiaries sell certain assets, the Company may be required to offer to use the net proceeds thereby to purchase the Notes of a series at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Upon the occurrence of specified kinds of changes of control and a ratings downgrade with respect to the Notes of a series, holders will have the right to require the Company to purchase all or any part of their Notes of such series at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture limits, among other things, the ability of the Company and its restricted subsidiaries to (i) incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock; (ii) pay dividends on or make other distributions in respect of equity interests or make other restricted payments; (iii) create liens on certain assets to secure debt; (iv) make certain investments; (v) sell or otherwise dispose of certain assets; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets; and (vii) designate the Company’s subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods).

The foregoing summary of the Indenture and the Notes is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and incorporated by reference into this Item 1.01.

The ABL Credit Agreement

On June 16, 2026, the Company entered into an ABL Credit and Guaranty Agreement (the “ABL Credit Agreement”) by and among the Company, certain other borrowers and guarantors, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as Administrative Agent. JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Citibank, N.A., Mizuho Bank, Ltd., Wells Fargo Bank, National Association, BMO Capital Markets Corp, Goldman Sachs Bank USA, PNC Bank, National Association and TD Bank, N.A. acted as Joint Lead Arrangers and Joint Bookrunners for the ABL Credit Agreement. The Bank of Nova Scotia, Fifth Third Bank, National Association, The Huntington National Bank and Standard Chartered Bank acted as Documentation Agents. The ABL Credit Agreement provides for the ABL Credit Facility in an aggregate principal amount of up to $2.0 billion, subject to a borrowing base comprised of eligible accounts, inventory, intellectual property, machinery and equipment, credit card receivables and eligible cash of the Company and certain of its subsidiaries. Borrowings under the ABL Credit Agreement may be used for working capital needs and other general corporate purposes. The commitments under the ABL Credit Agreement mature on the fifth anniversary of the effective date of the ABL Credit Agreement, unless earlier terminated in accordance with the terms of the ABL Credit Agreement. In connection with the effectiveness of the ABL Credit Agreement, the Company’s existing long-term credit agreement was repaid in full and the commitments thereunder terminated.

The interest rates payable with respect to the ABL Credit Agreement are based on the Company’s Availability (as defined in the ABL Credit Agreement). Borrowings under the ABL Credit Agreement bear interest, at the Company’s election and depending on the currency and type of borrowing, at rates based on Term SOFR Rate, the Alternate Base Rate (each as defined in the ABL Credit Agreement) or other applicable benchmark rates, plus an applicable margin ranging from 1.50% to 2.00% per annum for Term Benchmark advances and Daily Simple SONIA (each as defined in the ABL Credit Agreement) advances and from 0.50% to 1.00% per annum for Alternate Base Rate advances and Canadian Prime Rate (as defined in the ABL Credit Agreement) advances, in each case depending on Availability. The ABL Credit Agreement provides for borrowings denominated in Dollars, Euros, Sterling and Canadian Dollars.

The ABL Credit Agreement contains customary representations, warranties and covenants, including, among other things, a springing financial covenant requiring a consolidated fixed charge coverage ratio of not less than 1.00 to 1.00 for the most recently ended four-quarter period during any period commencing when Availability falls below the greater of 10% of the Line Cap (as defined in the ABL Credit Agreement) and $135,000,000 and continuing until Availability has exceeded such threshold for 20 consecutive days. The ABL Credit Agreement contains certain operational and informational covenants customary for this type of secured revolving credit facility, which limits, among other things, the ability of the Company and its restricted subsidiaries to (i) incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock; (ii) pay dividends on or make other distributions in respect of equity interests or make other restricted payments; (iii) create liens on certain assets to secure debt; (iv) make certain investments; (v) sell or otherwise dispose of certain assets; and (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to a number of important limitations and exceptions. The ABL Credit Agreement provides for customary events of default (subject in certain cases to customary grace and cure periods).

The obligations under the ABL Credit Agreement are guaranteed by certain subsidiaries and secured by a first-priority lien on the assets of the Company and certain of its domestic and Canadian subsidiaries, subject to permitted liens and other exceptions set forth in the ABL Credit Agreement and related collateral documents. Many of the lenders have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing summary of the ABL Credit Agreement is qualified in its entirety by reference to the complete text of the ABL Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the headings “Issuance of Senior Secured Second Lien Notes due 2031 and 2034” and “The ABL Credit Agreement” is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

Copies of the press releases relating to the early tender results and pricing of the Concurrent Tender Offer and Consent Solicitation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering memorandum. In addition, this Current Report on Form 8-K does not constitute a notice of redemption or offer to purchase pursuant to the Concurrent Tender Offer and Consent Solicitation with respect to the 2026 Existing Notes or the 2027 Existing Notes. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

4.1	Indenture, dated as of June 16, 2026, by and among Whirlpool Corporation, the guarantor parties thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.

4.2	Form of 7.500% Senior Secured Second Lien Notes due 2031 (included as Exhibit A-1 to Exhibit 4.1).

4.3	Form of 7.875% Senior Secured Second Lien Notes due 2034 (included as Exhibit A-2 to Exhibit 4.1).

10.1*	ABL Credit and Guaranty Agreement by and among Whirlpool Corporation, certain other borrowers and guarantors, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	Press Release issued by Whirlpool Corporation dated June 12, 2026, relating to the early tender results of the Concurrent Tender Offer and Consent Solicitation.

99.2	Press Release issued by Whirlpool Corporation dated June 15, 2026, relating to the pricing of the Concurrent Tender Offer and Consent Solicitation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

June 16, 2026	By:	/s/ Roxanne L. Warner
	Name:	Roxanne L. Warner
	Title:	Executive Vice President and Chief Financial Officer